                                                                 EXHIBIT (J)(1)

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated February 14, 2003, relating to the financial statements and financial highlights which appears in the December 31, 2002 Annual Report to the Board of Trustees of Kobren Insight Funds and the Shareholders of Delphi Value Fund, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Custodian, Counsel and Independent Accountants" in such Registration Statement.


PricewaterhouseCoopers LLP

Boston, Massachusetts
April 30, 2003

                                                                 EXHIBIT (J)(1)

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated February 14, 2003, relating to the financial statements and financial highlights which appears in the December 31, 2002 Annual Report to the Board of Trustees of Kobren Insight Funds and the Shareholders of the Kobren Growth Fund, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Custodian, Counsel and Independent Accountants" in such Registration Statement.


PricewaterhouseCoopers LLP
Boston, Massachusetts
April 30, 2003